EXHIBIT 2

                       DIRECTORS AND EXECUTIVE OFFICERS
                                      OF
                          AGC LIFE INSURANCE COMPANY

      The following information is provided with regard to the directors and executive officers of AGC Life Insurance Company ("AGC Life"), a life insurance company. The business address for each of the directors and executive officers of AGC Life is American General Center, Nashville, Tennessee 37250, unless otherwise indicated.

                                                Present Principal
   Name and Business Address                  Occupation or Employment

                                   DIRECTORS

James S. D'Agostino, Jr.            President and Chief Executive Officer, AGC
                                    Life.

Robert M. Devlin                    Vice Chairman, American General
American General Corporation        Corporation.
2929 Allen Parkway
Houston, Texas 77019

Marcus C. Gibbs                     Senior Vice President -  Customer Service,
                                    AGC Life.

Harold S. Hook                      Chairman and Chief Executive Officer,
American General Corporation        American General Corporation.
2929 Allen Parkway
Houston, Texas 77019

Leo Lebos, Jr.                      Senior Vice President  and Chief  Actuary,
                                    AGC Life.

Allen A. McCampbell, Jr.            Senior   Vice   President   -   Management
                                    Services, AGC Life.

Donald J. Tasser                    Senior Vice President and  Chief Marketing
                                    Officer, AGC Life.

James R. Tuerff                     President, American General Corporation.
American General Corporation
2929 Allen Parkway
Houston, Texas 77019

Peter V. Tuters                     Senior Vice President and Chief Investment
American General Corproation        Officer, American General Corporation.
2929 Allen Parkway
Houston, Texas 77019
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                                                Present Principal
   Name and Business Address                  Occupation or Employment


                              EXECUTIVE OFFICERS
       (In addition to those Executive Officers who are also Directors)

Kent E. Barrett                     Senior  Vice   President,  Controller  and
                                    Treasurer, AGC Life.

Rex H. Roberts                      Associate  General Counsel  and Secretary,
                                    AGC Life.
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